Exhibit 99.1

Ideal Power to Host Investor Conference Call on January 13, 2014

Will introduce new CEO and discuss market opportunities

AUSTIN, Texas – January 8, 2014 – Ideal Power Inc. (NASDAQ: IPWR), a developer of a disruptive technology in the power conversion industry, today announced that it will host a conference call at 2:00 pm ET on Monday, January 13, 2014 to introduce  Ideal Power’s new CEO and discuss market opportunities for its proprietary PPSA technology.

CEO Dan Brdar and President Paul Bundschuh will host the call. Mr. Brdar joined Ideal Power as CEO and Chairman on January 8, 2014.

To access the call, please use the following information:

Date:                                Monday, January 13, 2014
Time:                                2:00 pm ET
US dial-in:                       1-877-941-1427
International:                  1-480-629-9664
Passcode:                       4659460
Webcast:                         http://public.viavid.com/index.php?id=107354

Slides accompanying the presentation will be available on the investor relations section of the Company’s website at www.IdealPower.com prior to the start of the conference call and webcast.

A replay of the call will be available approximately 24 hours after the end of the live event. A playback of the call will be available until 11:59 p.m. ET on January 15, 2014. To listen, call 1-877-870-5176 within the United States or 1-858-384-5517 when calling internationally. Please use the replay pin number 4659460. The webcast replay will be available on the Company’s website until April 13, 2014.

About Ideal Power Inc.

Ideal Power Inc. (NASDAQ: IPWR) has developed a novel, patented power conversion technology called Power Packet Switching Architecture™ (PPSA).  PPSA improves the size, cost, efficiency, flexibility and reliability of electronic power converters. PPSA can scale across several large and growing markets, including solar photovoltaic generation, electrified vehicle charging, and commercial grid storage.  Ideal Power also has a licensing-based, capital-efficient business model that can enable it to address these markets simultaneously. Ideal Power has won multiple grants for its PPSA technology, including a $2.5 million grant from the Department of Energy’s Advanced Research Projects Agency – Energy program, and market-leading customers are incorporating PPSA as a key component of their systems.  For more information on Ideal Power, visit www.IdealPower.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward looking statements". While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements.  Such risks, uncertainties, and other factors include, but are not limited to, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, whether demand for our products, which we believe are disruptive, will develop and whether we can compete successfully with other manufacturers and suppliers of energy conversion products, both now and in the future, as new products are developed and marketed.  Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise.  Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results.  We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Media Contact:
Mercom Communications
Wendy Prabhu
1.512.215.4452
idealpower@mercomcapital.com
www.mercomcapital.com

Investor Relations Contact:
MZ North America
Matt Hayden
1.949.259.4986
matt.hayden@mzgroup.us
www.mzgroup.us